Media Relations

News release

FOR IMMEDIATE RELEASE

Contact

James Fetig

781.522.5111

Investor Relations Contact

Greg Smith

781.522.5141

Raytheon Company Plans to Increase Dividend 10 Percent in 2005; Announces Share Repurchase Plan; and Updates Guidance for 2004 and 2005.

WALTHAM, Mass., (December 1, 2004) Raytheon Company (NYSE: RTN) announced today that its Board of Directors plans to increase the Company’s annual dividend by 10 percent, from $0.80 to $0.88, commencing with the first quarter dividend of 2005. Payment of quarterly dividends is subject to Board authorization.

The Board of Directors also authorized the repurchase of up to $700 million of the Company’s outstanding common stock, which is expected to be completed over 18 to 24 months, commencing in 2005. Share repurchases will take place from time to time at management’s discretion depending on market conditions.

The Company announced an increase in 2004 bookings guidance from $24.5 billion to $25.5 billion and reaffirmed previously disclosed 2004 earnings per share from continuing operations, net sales, and free cash flow guidance. The Company also increased 2005 free cash flow guidance from $1.1 - $1.3 billion to $1.2 - $1.4 billion. Previously disclosed 2005 earnings per share from continuing operations and net sales guidance are reaffirmed. Additional details for 2004 and 2005 guidance can be found on the Company’s Investor Relations website and will be discussed at today’s Raytheon 2004 Investor Conference beginning at 10:00 a.m. EST. The webcast and slides can be found at http://www.raytheon.com.

Raytheon Company (NYSE: RTN), with 2003 sales of $18.1 billion, is an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Waltham, Mass., Raytheon employs more than 78,000 people worldwide.

Non-GAAP Financial Measure

The term “free cash flow” constitutes a “non-GAAP” financial measure the Company defines as operating cash flow less capital spending and internal use software spending. While this non-GAAP measure may be useful in evaluating the Company, this information should be considered supplemental to and not as a substitute for financial information prepared in accordance with generally accepted accounting principles.

The Company uses free cash flow to facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to provide greater transparency to investors of supplemental information used by management in its financial and operational decision-making. The Company also uses free cash flow to evaluate its operating performance and to determine management incentive compensation.

2005
Free cash flow ($ Millions)
Operating cash flow	$1,700-1,850
Less: capital spending and internal use software spending	$(500)-(450)

Free cash flow	$1,200-1,400

Disclosure Regarding Forward-looking Statements

Certain statements included in this release, including any statements relating to the Company’s future plans, objectives, and projected future financial performance, contain or are based on, forward-looking statements within the meaning of the federal securities laws. Specifically, statements that are not historical facts, including statements accompanied by words such as “believe,” “expect,” “estimate,” “intend,” or “plan,” and variations of these words and similar expressions, are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. The Company expressly disclaims any current intention to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this release. Important factors that could cause actual results to differ include, but are not limited to: the ability to obtain or the timing of obtaining future government awards; the availability of government funding; changes in government or customer priorities due to program reviews or revisions to strategic objectives; difficulties in developing and producing operationally advanced technology systems; termination of government contracts; program performance, including resolution of claims; timing of contract payments; the performance of critical subcontractors; government import and export policies and other government regulations; the ultimate resolution of contingencies and legal matters, including government investigations and a securities class action lawsuit related to the sale of our former engineering and construction business; an agreement to settle a shareholder class action lawsuit pending in federal court in Massachusetts has not yet received final approval by the court; the ultimate resolution of insurance coverage for the class action litigations; the effect of market conditions, particularly in relation to the general aviation, commuter, and fractional aircraft markets; cost growth risks inherent with large long-term fixed price contracts; conflicts with other investors in joint ventures and less than wholly-owned businesses; and risks associated with our former engineering and construction business related to outstanding letters of credit, surety bonds, guarantees and similar agreements and the resolution of claims and litigation. Further information regarding the factors that could cause actual results to differ materially from the projected results can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

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